REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors and Stockholders of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd


We have audited the accompanying combined balance sheets of Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd, Qingdao Sentaida Tires Co., Ltd. and Zhongsen Trading Co., Ltd. (hereinafter referred to collectively as "the Company"), as of December 31, 2006 and 2005 and the related combined statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for each of the three years ended December 31, 2006. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations, comprehensive income and its cash flows for each of the three years ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.


/s/ Bernstein & Pinchuk LLP

New York, New York
September 13, 2007

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                             Combined Balance sheets
                                  December 31,
                                                              (US dollars)
                                                         -----------------------
                                                            2006         2005
                                                         ----------   ----------
                                     ASSETS
CURRENT ASSETS
Cash                                                      4,311,388    4,161,335
Restricted cash                                           7,672,728    5,537,398
Notes receivable                                          3,562,308    1,385,312
Accounts receivable, net                                 19,345,863   14,400,433
Related parties receivables                              28,349,891    7,825,023
Inventories , net                                         8,825,745   10,552,109
Other receivables and prepayments                         7,906,661   15,720,703
Prepaid expenses                                              3,186        1,801
Other assets                                                 51,363      194,253
                                                         ----------   ----------

             Total Current Assets                        80,029,133   59,778,367

PROPERTY, PLANT & EQUIPMENT, net                          5,045,953    2,875,297
                                                         ----------   ----------

                                                         85,075,086   62,653,664
                                                         ==========   ==========


                  LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Short term borrowings                                    38,626,247   22,105,740
Notes payable                                            13,482,571   13,005,673
Accounts payable and accrued expenses                    10,633,850    6,103,434
Related parties payables                                  3,315,847         --
Other payables and accruals                                 497,327      641,779
Taxes payable                                               395,183      684,809
Other liabiltities                                        2,747,264    7,385,572
                                                         ----------   ----------
             Total Current Liabilities                   69,698,289   49,927,006
                                                         ----------   ----------


LONG TERM LIABILITIES                                          --      2,477,271

STOCKHOLDERS' EQUITY
Common stock                                                   --           --
Paid in capital                                           3,048,765    3,048,765
Additional paid in capital                                    1,791         --
Appropriated of retained earnings                         1,143,165      998,876
Unappropriated of retained earnings                      10,483,368    6,032,521
Accumulated other comprehensive income                      699,707      169,225
                                                         ----------   ----------
Total Stockholders' Equity                               15,376,797   10,249,387
                                                         ----------   ----------
                                                         85,075,086   62,653,664
                                                         ==========   ==========


See notes to the combined financial statements



        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
        Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
           Combined Statements of Operations and Comprehensive Income
                        For the Years Ended Dedember 31,


                                                               (US dollars)
                                               --------------------------------------------
                                                   2006            2005            2004
                                               ------------    ------------    ------------

SALES                                           332,535,270     245,086,065     164,260,125
COST OF SALES                                   315,093,435     230,577,464     157,799,507
                                               ------------    ------------    ------------
GROSS PROFIT                                     17,441,835      14,508,602       6,460,618
                                               ------------    ------------    ------------
OPERATING EXPENSES
    Freight charges                               5,847,439       3,205,514       1,876,171
    Commissions and rebates                         145,621       1,951,499         330,249
    Insurance                                       270,079         268,125          53,881
    Selling Expenses                              2,319,384       1,747,178         182,776
    General and Administrative Expenses             482,299         398,315          78,912
                                               ------------    ------------    ------------
                                                  9,064,821       7,570,632       2,521,989
                                               ------------    ------------    ------------
INCOME FROM OPERATIONS                            8,377,014       6,937,970       3,938,629
                                               ------------    ------------    ------------

OTHER INCOME (EXPENSES)
    Miscellaneous income                            265,535        (189,880)       (136,457)
    Interest expense                             (3,474,729)     (2,299,172)     (1,219,093)
                                               ------------    ------------    ------------
                                                 (3,209,194)     (2,489,052)     (1,355,550)
                                               ------------    ------------    ------------
INCOME BEFORE TAXES                               5,167,819       4,448,918       2,583,078

PROVISION FOR TAXES
    Current                                         572,682         205,158         862,252
                                               ------------    ------------    ------------

NET INCOME                                        4,595,137       4,243,759       1,720,826
OTHER COMPREHENSIVE INCOME
    Foreign currency translation gain (loss)         96,322         (15,820)         (4,445)
                                               ------------    ------------    ------------
COMPREHENSIVE INCOME                              4,691,459       4,227,939       1,716,381
                                               ============    ============    ============

EARNINGS PER COMMON SHARE:
    Basid and Diluted                                    NA              NA              NA
                                               ============    ============    ============


See notes to the combined financial statements



        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
        Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                        Combined Statements of Cash Flows

                                                                                  (US dollars)
                                                                     -----------------------------------------
                                                                              Years ended December 31,
                                                                     -----------------------------------------
                                                                         2006           2005           2004
                                                                     -----------    -----------    -----------

CASH FLOW FROM OPERATING ACTIVITIES
      Net Income                                                       4,595,137      4,243,759      1,720,826
      Adjustments to reconcile net income to net cash
        used by operating activities:
          Depreciation                                                   570,110        176,816         27,275
          Changes in operating assets and liabilities
             Decrease (Increase) in operating assets:
               Accounts receivable                                    (4,381,898)     8,550,958    (14,780,042)
               Notes receivable                                       (2,087,747)    (1,314,616)       (48,267)
               Related parties receivables                           (19,851,280)     7,616,580    (15,162,552)
               Inventories                                             2,029,111     (7,505,999)    (1,647,300)
               Other receivables                                       8,157,115    (11,243,381)    (1,429,229)
               Prepaid expenses                                           (1,299)        (1,773)          --
               Prepayments                                                 1,413         (1,375)          --
               Intangible assets                                         (42,787)          --             --
             Increase (Decrease) in operating liabilites:
               Accounts payable and accrued expenses                   4,241,435        684,577      5,023,594
               Notes payable                                              50,113     12,068,329           --
               Related parties payables                                3,247,556           --             --
               Other payables and accruals                              (162,052)    (1,412,428)     7,860,828
               Taxes payable                                            (305,616)      (538,922)       782,860
               Other liabilities                                      (4,779,562)      (402,090)     7,593,024
                                                                     -----------    -----------    -----------
                  Net Cash Provided (Used) by Operating Activities    (8,720,251)    10,920,436    (10,058,983)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of fixed assets                                        (2,628,317)    (2,935,294)      (120,240)
      Investment                                                         191,493       (192,856)          --
      Construction in progress                                           (30,317)        (3,097)          --
                                                                     -----------    -----------    -----------
                  Net Cash Used by Investing Activities               (2,467,140)    (3,131,246)      (120,240)

CASH FLOWS FROM FINANCING ACTIVITIES
      Disposal of investment                                               1,791           --             --
      Net change in short term borrowings                             15,796,892     (3,538,303)     9,603,508
      Common shares issued                                                  --             --             --
      Long-term borrowings                                            (2,558,363)          --        2,413,564
                                                                     -----------    -----------    -----------
                  Net Cash Provided (Used) by Financing Activities    13,240,320     (2,299,667)    12,017,073

          Effect of exchange rate change on cash                         232,455        263,761         (5,281)
                                                                     -----------    -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              2,285,384      5,753,284      1,832,569
CASH AND CASH EQUIVALENTS, beginning of year                           9,698,733      3,945,449      2,112,879
                                                                     -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of year                                11,984,117      9,698,733      3,945,449
                                                                     ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES
      Interest paid                                                    3,474,729      2,336,277      1,219,200
                                                                     ===========    ===========    ===========
      Income taxes paid                                                  226,875        281,165         91,432
                                                                     ===========    ===========    ===========


See notes to the combined financial statements



        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
             Combined Statements Of Changes In Stockholders' Equity
              For the Years Ended December 31, 2006, 2005 And 2004

                                                                        (US dollars)
                                       ------------------------------------------------------------------------------
                                                                                             Accumulated
                                                    Additional    Appropriated Unappropriated  other
                                        Paid-in       Paid-in       Retained     Retained   Comprehensive  Stockholders'
                                        Capital       Capital       Earnings     Earnings      Income        Equity
                                       ----------    ----------    ----------   ----------   ----------    ----------

Balance at January 1, 2004              1,810,129          --         160,022      906,790          221     2,877,162
Additional Paid-In Capital

Net income                                                            257,457    1,463,369                  1,720,826

Foreign currency translation                                                                     (4,445)       (4,445)

                                       ----------    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 2004            1,810,129          --         417,479    2,370,158       (4,224)    4,593,543
                                       ----------    ----------    ----------   ----------   ----------    ----------

Paid-In Capital For Sentaida Tire       1,238,636                                                           1,238,636

Net income                                                            581,397    3,662,362                  4,243,759

Foreign currency translation                                                                    (15,820)      (15,820)

Effect of exchange rate change on SE                                                            189,269       189,269

                                       ----------    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 2005            3,048,765          --         998,876    6,032,521      169,225    10,249,387
                                       ==========    ==========    ==========   ==========   ==========    ==========

Additional Paid-In Capital                                1,791                                                 1,791

Net income                                                            144,289    4,450,848                  4,595,137

Foreign currency translation                                                                     96,322        96,322

Effect of exchange rate change on SE                                                            434,160       434,160

                                       ----------    ----------    ----------   ----------   ----------    ----------
Balance at December 31, 2006            3,048,765         1,791     1,143,165   10,483,368      699,707    15,376,796
                                       ==========    ==========    ==========   ==========   ==========    ==========


See notes to the combined financial statements

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


Company and Business:


Principles of Combination

     The accompanying financial statements include the combined accounts of Qingdao Free-TradingZone Sentaida International Trade Co., Ltd. ("F.T.Z. Sentaida"), Qindao Sentaida Tires Co., Ltd. ("Sentaida Tires") and Zhongsen
Trading Co., Ltd. ("BVI"), collectively referred to as "the Company". All intercompany accounts and transactions have been eliminated.

Organization

     F.T.Z. Sentaida was formed in January 2000 under the corporate laws of the People's Republic of China ("PRC"). It engages in the rubber import and distribution and in the tire export business.

     Sentaida Tires was established in December 2004 under the corporate laws of the People's Republic of China ("PRC"). Its primary business is to sell and to distribute tires in China's domestic market.

     BVI was incorporated in the British Virgin Islands under the International Business Company Act (Cap.291), in January 2005. It is also involved in rubber import and distribution, and tire exports.

Nature of Business

     F.T.Z. Sentaida's primary business is rubber imports and distribution. Its net sales in rubber were about $213 million in 2006, which represented 64% of the combined companies' net sales. The company has established close and long-term business relationships with the world's top natural rubber suppliers in Southeast Asia and its client base has covered a majority of the top Chinese and foreign-invested tire manufacturers in China.

     F.T.Z Sentaida's tires export sales generated $31 million which was equivalent to 9% of the total company's net sales in 2006. It has established a long-term export agent relationship with all major Chinese tire manufacturers and carries selected Chinese brand tires in overseas market.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


     Sentaida Tires is mainly involved in domestic tire sales and distribution. In 2006, its net sales were about $42.9 million, which represented approximately 13% of the company's net sales. It has one of the largest independent tire distribution networks in China with four major regional distribution facilities selling around one thousand (1,000) independent tire dealers, retailers and corporation clients. It has the most complete product offering in the tire replacement market.

     Zhongsen Trading Co., Ltd. (BVI) generated net sales of $45.6 million in 2006, which represented about 14% of the total net sales. The sales revenue on Zhongsen's tires export and its rubber import and distribution business was about $ 40.8 million and $4.8 million, respectively.


2. Summary of significant accounting policies:

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

     Some amounts have been reclassified to conform to the current financial statement presentation under GAAP. The classification amounts were comprised of a change between prepaid expenses and tax payable, and a change between other current assets, building and leasehold improvements and current liabilities as of December 31, 2004, 2005 and 2006.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

Cash and Cash Equivalents

     The Company considers all deposits with an original maturity of three months or less and short-term highly liquid investments, which are readily convertible into cash to be cash and cash equivalents in the combined financial statements.

     All cash in banks in China is uninsured. Although China is considered economically stable, it is possible that unanticipated events could disrupt banks' operation. Therefore, the Company has a credit risk exposure of uninsured cash in banks.



Revenue Recognition

     The Company recognizes revenue when title and risk of loss passes to the customer.

In general, the Company does not allow customers to return products unless there are defects in manufacturing or workmanship. Sales returns need to go through a strict process and have to be authorized by management. Sales returns are continually monitored. Based on historical experience of actual returns, management believes that the Company does not need to have a provision for sales returns.




Concentration of Credit Risk

     In the normal course of business, the Company may give credit to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of customers' financial condition and does not normally require collateral. However, letters of credit and other security are occasionally required for certain new and existing customers.

     In the combined net sales, the concentration of risk mainly comes from the customers of FTZ Sentaida and Zhongsen Trading (BVI). The top ten customers accounted for approximately 48%, 44% and 53% of the combined net sales for the fiscal years of 2006, 2005 and 2004, respectively.


     Details of concentration risk for fiscal 2006:

     ------------------------------------------------- ----------------- -------
     Order of customers for  contributing to combined  Nature of          percentage of combined net
     net sales                                         customers                    sales
     ------------------------------------------------- ----------------- ----------------------------

     No. 1  Zhaoyuan Liao Rubber Product LLC           Normal customer               15%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  LQJ Global Tires                           Related party                 11%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  Sentaida Rubber LLC.                       Related party                 4%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               18%
     ------------------------------------------------- ----------------- ----------------------------



     Details of concentration risk for fiscal 2005:

     ------------------------------------------------- ----------------- ----------------------------
     Order of customers for  contributing to combined  Nature        of  percentage of combined net
     net sales                                         customers                    sales
     ------------------------------------------------- ----------------- ----------------------------
     No.   Zisser Tire Auto                            Normal customer               13%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  Zhaoyuan Liao Rubber Product LLC           Normal customer               7%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  Qingdao Doublestar Tire industrial LLC     Normal customer               4%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               20%
     ------------------------------------------------- ----------------- ----------------------------


     Details of concentration risk for fiscal 2004:

     ------------------------------------------------- ----------------- ----------------------------
     Order of customers for  contributing to combined     Nature of      percentage of combined net
     net sales                                            customers                 sales
     ------------------------------------------------- ----------------- ----------------------------
     No. 1  Zhaoyuan Liao Rubber Product LLC           Normal customer               13%
     ------------------------------------------------- ----------------- ----------------------------
     No. 2  Zisser Tires and Auto                      Normal customer               9%
     ------------------------------------------------- ----------------- ----------------------------
     No. 3  DAEWOO INT'L CORP                          Related party                 7%
     ------------------------------------------------- ----------------- ----------------------------
     Sum of No.4 customer to No. 10 customer           Normal customer               24%
     ------------------------------------------------- ----------------- ----------------------------

Accounts receivable

     Ten of our customers accounted for 89.4% and 92.3% of the accounts receivable as at December 31, 2006 and 2005, respectively. In 2006, the top one accounted for 19% of the account receivable. The second one accounted for 16%. The third and the fourth accounted for 12% and 10% of the accounts receivable, respectively.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


Allowance for doubtful accounts

     The Company recognizes an allowance for doubtful accounts to ensure that accounts receivable, related party receivables and other receivables are not overstated due to any uncollectible accounts. Based on management's evaluation of the customers' ability to make payment, the probability of inability to pay is low; therefore, the Company did not make any allowance for doubtful accounts.


Inventories

     For Sentaida Tires, inventories consist primarily of automotive tires, custom wheels, automotive service accessories and related products. Inventories are valued at the lower of cost (computed in accordance with the weighted average method) or market. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable inventories and management believes there is no need to have an allowance for obsolescence. The inventory of Sentaida Tires in 2005 and 2006 was about $4.6 million and $5.7 million respectively.

     For Zhongsen Trading (BVI) and FTZ Sentaida, the inventory for rubber and tires are stated at the lower of cost (computed in accordance with the first-in-first-out method) or market. The inventory of tires in BVI and FTZ Sentaida maintain at minimum level. FTZ Sentaida's inventory of rubber for the years ended at December 31, 2005 and 2006 was approximately $5.9 million and $3 million, respectively. Management adjusts the inventory level each year according to the fluctuation of the demand for rubber.


Property and Equipment

     Property and equipment are stated at cost at date of acquisition. The Company adopts the straight-line method of depreciation at annual rates sufficient to depreciate the cost of the assets less estimated salvage value over the assets' estimated useful lives. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements and major renewals are capitalized. When an asset is sold or retired, the related accumulated depreciation is removed from the account in the year.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

Impairment

     Impairments of long-lived assets are recognized when events or changes in circumstances indicate that the carrying amount of the asset or related groups of assets may not be recoverable and the Company's estimate of undiscounted cash flows over the assets' remaining estimated useful lives are less than the assets' carrying value. Measurement of the amount of impairment may be based on appraisals, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

     Throughout the fiscal years 2006, 2005 and 2004, management has reviewed the carrying value of long-term fixed assets for impairment when events or circumstances indicate possible impairment. Management has concluded that the estimated future cash flows anticipated to be generated during the remaining life of these assets support their current net carrying value, thus, no impairment charges have been recorded for such periods.



Goodwill and Other Intangible Assets

     Under SFAS No. 142 "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives are no longer amortized, but are tested for impairment annually and more frequently in the event of an impairment indicator. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives, and reviewed whenever events or circumstances indicate impairment may exist.



Foreign currency translation

     The functional currency of the Company is Chinese Yuan (RMB) and their reporting currency is the US dollar. Combined balance sheet accounts are translated into US dollars at the period-end exchange rate and all revenue and expenses are translated into US dollars at the average exchange rate prevailing during the period in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in the shareholders' equity section of the balance sheet. Exchange transaction gains

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


and losses that arise from exchange rate fluctuations affecting transactions denominated in a currency other than the functional currency are included in the statement of operation as incurred. The foreign currency exchange losses were about $4,445 and $15,820 for 2004 and 2005. The foreign currency exchange gain in 2006 was about $ 96,322.



Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

     For certain financial instruments, including cash, accounts receivables, related party receivables and other receivables, accounts payable, other payables and accrued expenses and short term debt, it is assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The carrying value of revolving credit facility approximates fair value due to the variable rate of interest paid. For long-term debt, the carrying amount is assumed to approximate fair value based on the current rates at which the Company could borrow funds with similar remaining maturities.


Vendor Rebates

     The Company receives rebates from its vendors under a number of different programs. Many of the vendor programs provide for the Company to receive rebates when any of a number of measures is achieved, generally related to the volume of purchases. These rebates are accounted for as a reduction to the price of the product, which reduces the carrying value of inventory until the product is sold. Throughout the year, the amount recognized for annual rebates is based on purchases that management considers probable for the full year. These estimates are continually revised to reflect rebates earned based on actual purchase levels.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

Customer Rebates

     The Company offers rebates to its customers under a number of different programs. The majority of these programs provide for the customer to receive rebates, generally in the form of a reduction in the related accounts receivable balance, when certain measures are achieved, generally related to the volume of product purchased from the Company. The amount of rebates is recorded based on the actual level of purchases made by customers that participate in the rebate programs.




Legal and Tax Proceedings

     The Company is involved occasionally in lawsuits as well as audits and reviews regarding its state and local tax filings, arising out of the ordinary conduct of its business. Although no assurances can be given, management does not expect that any of these matters will have a material adverse effect on the Company's financial statements. As to tax filings, the Company believes that the various tax filings have been made timely and in accordance with applicable state and local tax code requirements.



Warranty:

     The tires that FTZ Sentaida and Sentaida Tires sell are guaranteed directly by the manufacturers, FTZ Sentaida and Sentaida Tires are not accountable for customers. In respect of rubber imported, the FTZ Sentaida has insurance coverage for the quality. Therefore, the Company does not make provisions for warranty.



     In respect for Sentaida tires, although it has no responsibility for the quality of the tires, it serves as agent to making damages claims for its customers from manufacturers. Sentaida Tires may compensate customers first, either be replacement tires or cash, and then, will get reimbursement from manufacturers or suppliers in tires or cash. About $0.49 million of warranty tires returned by customers was included in the value of inventory as at December 31, 2006 in the year ended December 31, 2005, there were none.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

Related Party Transactions:

     Related party sales were about $49 million in 2006 and related party receivables were about $28 million as at December 31, 2006.

     One of the related parties, Qingdao Sentaida Rubber Co. Ltd. ("Sentaida Rubber") is a wholly-owned subsidiary of Sentaida Group Ltd, which owned 51% of shares of Sentaida Tires and F.T.Z Sentaida. It accounted for 29% of the related party sales and 71% of the related party receivables in 2006. There is an agreement between FTZ Sentaida and Sentaida Rubber, which states that all the amounts owed by Sentaida Rubber will be paid within one year. All the debts are guaranteed by Sentaida Group Ltd.


     LQJ Global Tire ("LQJ") is another related party. One of its shareholders is Director Qin (one of the directors of Sentaida Group) who owns 70% of LQJ's shares. In 2006, LQJ accounted for about 71% of the related party sales, and about 18% of the related party receivables. The sales to LQJ are normal business operation and the settlement of payment is made under "document against acceptance" in 60 days.

     As at December 31, 2005, the related party receivables were about $7.8 million. Sentaida Rubber accounted for 18% of the related party receivable; the second one, Delinte International Logistic Co. Ltd. accounted for 4% and LQJ accounted for 3% of the related party receivable.




3. Cash and Restricted cash


     Restricted cash is included in cash and cash equivalents, which is mainly used for deposit of letter of credit, deposit of note payable and deposit for transaction of foreign currency; usually the term of deposits is are within 90 days, though some are within six months.



       -------------------------------------------------------------------------
                                    2005                         2006
       -------------------------------------------------------------------------
        Restricted cash            $ 5,537,397                  $ 7,672,729
       -------------------------------------------------------------------------

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004



4. Accounts Receivable:

     -------------------- -------------- --------------- ----------------

                          2005 ($)       2006 ($)          % of increase
     -------------------- -------------- --------------- ----------------

     Revenue              245,086,065    332,535,270           35.7%
     -------------------- -------------- --------------- ----------------

     Accounts receivable  14,400,433     19,345,863            34.3%
     -------------------- -------------- --------------- ----------------




     In 2006, the accounts receivable increased by 34.3% compared with the balance in 2005, while revenue increased by 35.7%. The change of accounts receivable was not proportional with the increase in revenue.





5. Property and Equipment

     The following table represents the property and equipment at December 31, 2006 and 2005.

          ------------------------------------ ------------- ---------------
                                                  2006(US$)       2005(US$)
          ------------------------------------ ------------- ---------------
          Office Equipment                           28,949          21,839
          ------------------------------------ ------------- ---------------
          Machinery and Equipment                 1,826,827       1,633,059
          ------------------------------------ ------------- ---------------
          Computer                                   71,572          54,628
          ------------------------------------ ------------- ---------------
          Vehicle                                    73,877          24,524
          ------------------------------------ ------------- ---------------
          Building                                3,626,880       1,320,905
          ------------------------------------ ------------- ---------------
          Total property and equipment            5,628,104       3,054,957
          ------------------------------------ ------------- ---------------
            Less---accumulated depreciation         582,151         179,660
          ------------------------------------ ------------- ---------------
          Property and equipment (net)            5,045,953       2,875,296
          ------------------------------------ ------------- ---------------


      Depreciation expense for the fiscal year ended December 31, 2006 were about 0.57 million, $ 0.17 million for December 31, 2005 and $ 0.27 million for December 31, 2004. Depreciation expense is included in selling, general and administrative expense in the combined statements of operations.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

     A  property  that  is  worth  about  $1.36   million   valued  at  cost  is
collateralized for a short term debt for one year.

     Another property that is worth about $2 million valued at cost was bought under personal mortgage of three employees of Sentaida Group Ltd. The advance payment of about $ 1.2 million is paid by Sentaida Tires and the about $0.76million of mortgage is paid every month under the name of the three employees by Sentaida Rubber Ltd. There are agreements between the three employees, Sentaida Tires and Sentaida Rubber Ltd, which clearly indicate that the three employees are just nominal owners of the property and nominal bearers of the mortgage. All the rights and obligations related to the property are assumed by Sentaida Tires. The property is used by Sentaida Tires with no consideration in return. It is the real owner of the property. The advance payment is paid by Sentaida Tires but the mortgage payments are currently paid by Sentaida Rubber Ltd.


     The interest on the mortgage is floating and it is based on 130% of the annual prime rate. Therefore, the estimation of the mortgage's remaining balance is based on the year 2007's prime rate, 6.84% plus 30%, which is equivalent to the annual rate 8.892%.



          ----------------- --------------------------------------------------

                Year        Total amount of principal and interest
          ----------------- --------------------------------------------------

                2007                            $120,909
          ----------------- --------------------------------------------------

                2008                            $120,909
          ----------------- --------------------------------------------------

                2009                            $120,909
          ----------------- --------------------------------------------------

                2010                            $120,909
          ----------------- --------------------------------------------------

                2011                            $120,909
          ----------------- --------------------------------------------------

             2012--2015                         $473,560
          ----------------- --------------------------------------------------




6. Other receivables and prepayments

     Other receivables were about $4.9 million and $3.9 million as at December 31, 2006 and 2005, respectively. Other receivables are mainly comprised of some miscellaneous

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


port charges, shipment and handling costs that the Company paid on behalf of our customers; then those costs will be reimbursed by the customers. Those costs were about $2.8 million and $3.5 million in 2006 and 2005, respectively.

     In 2006, included in the amounts of other receivables, approximately $2 million was lent to an unrelated party. There is an agreement between the two parties. The term of the lending is one year, which will be paid back by the unrelated party by the end of 2007. This loan is non-interest bearing.

     Prepayments were approximately $3 million and $ 11.8 million as at December 31, 2006 and 2005, respectively. In 2006, there was approximately $1 million of prepayment to FTZ Sentaida and Sentaida Tires' suppliers, and about $2 million were paid to Sentaida Tires suppliers. One supplier, Zhaoyuan Liao Rubber Products Co. Ltd, accounted for about 95% of the $2 million prepayment. Prepayments to FTZ Sentaida and Sentaida Tires' suppliers were $ 10.5 million as at December 31 2005.




7. Notes receivable

     Note receivable was about $ 3.6 million and $1.4 million as at December 31 2006 and 2005 respectively. It mainly came from Sentaida Tires' customers. These notes are due within six months and no interest or extra amounts are required and received.



8. Short Term Borrowings

     In 2006, FTZ Sentaida had about $2.2 million short term debt for working capital turnover from two banks at an average annual interest rate of about 6%. Among the borrowings, about $1 million is outstanding and due in June 2007. This debt is collateralized by the land of one of the company's strategic business partners. Another outstanding of $1.2 million is due in November 2007, which is collateralized by a property of Sentaida Tire. The property is worth about $1.36 million valued at cost.

     FTZ Sentaida has increased the credit facility to support business expansion. The outstanding import bill advance, export bill purchase, consignment of collection, document against payment and document against acceptance are about $36 million in total. Corresponding financial charge are based on the interest rate defined in each individual contract between FTZ Sentaida and the banks. In general, the interest rate for

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


import bill advance and export bill purchase is based on the average of three month LIBOR plus 1%. The financial charge of establishment of letter of credit is about 0.1%; financial charges for document against payment and document against acceptance are at the rate fluctuated around 0.1%. The letter of credit's negotiation charge is at 0.125%.


The obligations of credit are secured by a pledge of substantial land, building and fixed assets of Sentaida Group Ltd and are also personally guaranteed by one of stockholders of Sentaida Group. The contractual agreements with banks contain covenants which restrict the company's ability to incur additional debt, enter into guarantees, make loan and investment, and modify certain material agreements, and other customary covenants. Through out the year, there is no violation of the covenants by FTZ Sentaida.



9. Notes Payable


     Notes payable was approximately $13.5 and $13 million as at December 31, 2006 and 2005, respectively. Most of the notes payable were issued to FTZ Sentaida and Sentaida Tires' suppliers and were due within six month with no interest charge. Restricted cash for notes payable in 2005 was about $4.2 million. For the notes payable in 2006, it was about $10.6 million issued to FTZ Sentaida's suppliers and about $2 million issued to a related party. Restricted cash was about $5.6 million.




  10. Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses were about $10.6 million and $6.1 million as at December 31, 2006 and 2005, respectively. All these amounts were payable to FTZ Sentaida and Sentaida Tires' normal business suppliers and usually were due within six months.




  11. Other liabilities


     Other liabilities were approximately $2.7 million and $7.4 million as at December 31, 2006 and 2005, respectively. Almost all the other liabilities were advance from FTZ Sentaida and Sentaida Tires' customers.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


12 Long term liabilities

     On September 22, 2006 the long term debt for about $2.5 million was paid off. No new long term debt borrowed in 2006.



13. Tax payable

     The Company accounts for its income taxes by using the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

     According to the tax law, the Company makes provisions on taxable income at an effective tax rate of 33%. The company makes tax provision and tax payment quarterly, and the tax settlement for the whole year is made before the end of April of the following year.


There are no differences between the book and tax bases of the Company's assets and liabilities; therefore, there were no deferred tax assets or liabilities as of December 31, 2006 and 2005.


     According to the statement of state tax bureau, there are some preferential tax policies for newly registered commercial company. Sentaida Tires was newly established in 2005, and so, enjoyed one year tax-free policy.

Tax payable for 2006 and 2005 was about $ 0.40 and $ 0.68 million, respectively.



14 Appropriated Retained Earning;


     In conformity with Chinese Law and the articles of incorporation, the company has to make an appropriation of retained earnings. The appropriated retained earnings are 15% of each year's net income with a maximum of 50% of paid-in capital. The appropriated retained earnings can be used to offset the Company's loss, for business expansion or transfer to paid-in capital as additional paid-in capital, or for dividend distribution. Except for offset of the Company's loss, the balance of the appropriated retained earnings

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004



should not be less than 25% of the paid-in capital after the use of the appropriation of retained earnings. The appropriated retained earnings at December 31, 2006 and 2005 were about $1.1 million and $1million, respectively.



15. Common Stock


     F.T.Z Sentaida and Sentaida Tires do not have authorized shares and never issued any kind of stocks. The two companies only have paid in capital, which equals to the registered capital. For Zhongsen, it has 50,000 authorized shares but never issued. It has no paid in capital as well.




16. Freight Charges


     Freight charges were about $5.8 million in 2006, $3.2 million in 2005 and $1.9 million in 2004. For FTZ Sentaida and ZhongSen Trading, most of the sales are done at CIF price. Due to the increase in sales, the freight charges increased significantly.




17. Interest Expense

     Interest expense for discounting notes, short term debt for working capital turnover and trading finance are all included in interest expenses. Interest expense for discounting notes was about $ 1.2 million, $0.7 million and $0.12 million in 2006, 2005 and 2004 respectively. Interest for short term debt was about $0.27 million, $0.16 million and $47,393 in 2006, 2005 and 2004 respectively. Interest for trade finance was about $ 2.1 million, $ 1 million and $0.6 million in 2006, 2005 and 2004, respectively.



18. Subsequent Events

1. Zhongsen Trading Co., Ltd has changed its name to Zhongsen Holdings Co. ("Holdings"), Ltd. in August 2007. In July 2007, Zhongsen International Co. Group Ltd. in Hong Kong reached agreements with the shareholders of both F.T.Z. Sentaida and

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004



Sentaida Tires to acquire 100% of their equity interest through cash purchase. In August 2007, such acquisitions were approved by the appropriate Chinese authorities. Consequently, both of the companies changed their status from China domestic companies into that of wholly-owned foreign invested enterprises. In October 2007, Zhongsen International Co. Group Ltd. acquired 100% of equity interest of Zhongsen Holdings.


2. In 2007, Yokohama Rubber Co. Ltd., the seventh largest tire manufacturer in the world, with several subsidiaries in Jiangsu and Zhejiang Province, signed sales and distribution agent agreements with Sentaida Tires. By strengthening the cooperation with Yokohama, the Company will further enhance its product offering and sales capabilities.

3 On June 30, 2007, short term debt of approximately $ 0.54 million was paid off. On July 12, 2007 the other short term debt of approximately $ 0.55 million was paid off.



4. In October 2007, Zhongsen International Co. Group Ltd was acquired by a company listed in OTCBB.



19. Recent Accounting Pronouncements


     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". The new statement amends Accounting Research Bulletin No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this statement to have a material impact on the Company's financial condition or results of operations.

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004


In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligation", or FIN 47, to clarify that the term "conditional asset retirement obligation" as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity must recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this statement did not have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 requires that changes in accounting principle be retrospectively applied. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In June 2005, the EITF reached a consensus on EITF 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination". EITF 05-6 requires leasehold improvements purchased after the beginning of the initial lease term or that are acquired in a business combination to be amortized over the lesser of the useful life of the assets of a term that includes the original lease term plus any renewals that are reasonably assured at the date the leasehold improvements are purchased or acquired. In September 2005, the EITF modified the consensus to clarify that this issue does not apply to preexisting leasehold improvements. This guidance was effective for leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of this statement did not have a material impact on the Company's financial statements.

In November 2005, the FASB issued Staff Position Nos. FAS 115-1 and FAS 124-1 "The Meaning of Other-Than-Temporary Impairment and its Application to Certain

        Qingdao Free-Trading Zone Sentaida International Trade Co., Ltd,
         Qingdao Sentaida Tires Co., Ltd, and Zhongsen Trading Co., Ltd.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                        December 31, 2006, 2005 and 2004

Investments".   This  statement  addresses  the  determination  as  to  when  an investment is considered impaired, whether the impairment is other-than-temporary and the measurement of an impairment loss. The statement is effective for reporting periods beginning after December 15, 2005. The Company does not believe adoption of this statement will have material impact on the Company's financial statements.

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of its financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 categories, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe adoption of this statement will have a material impact on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying misstatement that, when all relevant quantitative and qualitative factors considered, is material. SAB 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged. The Company does not believe that SAB 108 will have a material impact on its financial position or results of operations.